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                                                                   EXHIBIT 23(b)




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Pfizer Inc.:

We consent to the use of our audit reports dated February 24, 1994 on the consolidated financial statements and schedules of Pfizer Inc. and subsidiary companies as of December 31, 1993, 1992, and 1991, and for each of the years then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                    /S/ KPMG PEAT MARWICK

                                                        KPMG PEAT MARWICK

New York, New York
May 19, 1994